UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009 (October 20, 2009)

CELL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle, Washington	98119
(Address of Principal Executive Offices)	(Zip Code)

(206) 282-7100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

2007 Equity Incentive Plan

The Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) previously approved, subject to stockholder approval, an amendment to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) that would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2007 Plan by an additional 45,000,000 shares. According to the preliminary results from the Company’s annual stockholder meeting held on October 20, 2009 (the “Annual Meeting”), the Company’s stockholders have approved the amendment to the 2007 Plan.

The following summary of the 2007 Plan is qualified in its entirety by reference to the text of the amended and restated 2007 Plan attached hereto as Exhibit 10.1.

The Board or one or more committees appointed by the Board administers the 2007 Plan. The Board has delegated general administrative authority for the 2007 Plan to the Compensation Committee of the Board. The administrator of the 2007 Plan has broad authority under the 2007 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2007 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

After giving effect to the 2007 Plan amendment, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2007 Plan equals 71,661,082 shares. The types of awards that may be granted under the 2007 Plan include stock options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

2007 Employee Stock Purchase Plan

The Board previously approved, subject to stockholder approval, an amendment to the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under the Purchase Plan by 500,000 shares (so that the maximum aggregate number of shares that may be issued under the Purchase Plan would increase to 1,525,000 shares). According to the preliminary results from the Annual Meeting, the Company’s stockholders have approved the amendment to the Purchase Plan.

A copy of the amended and restated Purchase Plan is attached hereto as Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 21, 2009, the Company announced the results from the Annual Meeting. At the Annual Meeting, shareholders elected Mr. Richard L. Love, Dr. Mary O. Mundinger, and Dr. Jack W. Singer to serve on the Company’s Board of Directors until the 2012 Annual Meeting. Shareholders approved the proposals to increase the number of shares available for issuance under the 2007 Plan, increase the number of shares available for issuance under its Purchase Plan and issue shares of common stock in lieu of future milestone payments related to the Company’s drug candidate brostallicin. Shareholders also ratified the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated.

10.2	Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan, as amended and restated.

99.1	Press Release, dated October 21, 2009, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 23, 2009	By:	/s/ JAMES A. BIANCO
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated.

10.2	Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan, as amended and restated.

99.1	Press Release, dated October 21, 2009, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.”

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